                                   MEDIAONE GROUP
                             NONQUALIFIED PENSION PLAN

                                 TABLE OF CONTENTS

                                                                                 Page
Preamble . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

ARTICLE I      DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2

     1.1  "Administrator". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.2  "Beneficiary". . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
     1.3  "Board" or "Board of Directors". . . . . . . . . . . . . . . . . . . . .  3
     1.4  "Commencement Date". . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.5  "Company". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.6  "Compensation" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.7  "Installments" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.8  "Nonqualified Percentage". . . . . . . . . . . . . . . . . . . . . . . .  3
     1.9  "Nonqualified Plan" or "Plan". . . . . . . . . . . . . . . . . . . . . .  3
     1.10  "Nonqualified Plan Hypothetical Benefit". . . . . . . . . . . . . . . .  3
     1.11  "Participant" . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.12  "Pension Plan". . . . . . . . . . . . . . . . . . . . . . . . . . . . .  3
     1.13  "Pension Plan Hypothetical Benefit" . . . . . . . . . . . . . . . . . .  4
     1.14  "Pension Percentage". . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.15  "Plan". . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.16  "Plan Year" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
     1.17  "Short Term Incentive Award". . . . . . . . . . . . . . . . . . . . . .  4
     1.18  "Wages" . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

ARTICLE II     ELIGIBILITY . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4

     2.1  Eligibility to Participate . . . . . . . . . . . . . . . . . . . . . . .  4
     2.2  Entitlement to Benefits. . . . . . . . . . . . . . . . . . . . . . . . .  5

ARTICLE III    PAYMENT OF BENEFITS . . . . . . . . . . . . . . . . . . . . . . . .  5

     3.1  Commencement Date. . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
     3.2  Lump Sum Distributions and Installments. . . . . . . . . . . . . . . . .  5
     3.3  Election of Form of Benefit. . . . . . . . . . . . . . . . . . . . . . .  6
     3.4  Small Benefits . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     3.5  Default Elections. . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
     3.6  Suspension of Benefit Payments . . . . . . . . . . . . . . . . . . . . .  8

ARTICLE IV     AMOUNT OF BENEFIT . . . . . . . . . . . . . . . . . . . . . . . . .  8

     4.1  Calculation in First Year. . . . . . . . . . . . . . . . . . . . . . . .  8
     4.2  Calculation in Subsequent Years. . . . . . . . . . . . . . . . . . . . .  9
     4.3  Survivor Annuity.. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9

                                       i

     4.4  Actuarial Factors. . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
     4.5  Example. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
     4.6  Certain Increases in Pension Plan Benefits . . . . . . . . . . . . . . . 11

ARTICLE V      SPECIAL RULES APPLICABLE TO
              LUMP SUM DISTRIBUTIONS AND INSTALLMENTS. . . . . . . . . . . . . . . 11

     5.1  Entire Pension Plan Benefit Paid in a Lump Sum . . . . . . . . . . . . . 11
     5.2  Nonqualified Plan Benefit Paid in a Lump Sum . . . . . . . . . . . . . . 11
     5.3  Deferral of Lump Sum Distribution. . . . . . . . . . . . . . . . . . . . 13
     5.4  Special Rules for Participants Who
          Elect a Partial Lump Sum Option
          Under the Pension Plan . . . . . . . . . . . . . . . . . . . . . . . . . 13
     5.5  No Partial Lump Sum Option Under
          the Nonqualified Plan. . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.6  Example. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     5.7  Special Rules for Participants
          Electing Installments. . . . . . . . . . . . . . . . . . . . . . . . . . 15
     5.8  Inconsistent Provisions. . . . . . . . . . . . . . . . . . . . . . . . . 16

ARTICLE VI     PRE-RETIREMENT DEATH BENEFITS . . . . . . . . . . . . . . . . . . . 16

     6.1  Death of Participant Prior to
          Annuity Starting Date Under the Pension Plan . . . . . . . . . . . . . . 16
     6.2  Death of Participant after Annuity
          Starting Date under the Pension Plan
          but Prior to Commencement Date
          under the Nonqualified Plan. . . . . . . . . . . . . . . . . . . . . . . 16
     6.3  No Election of Beneficiary or Form of Payment. . . . . . . . . . . . . . 17

ARTICLE VII    ANCILLARY DEATH BENEFITS. . . . . . . . . . . . . . . . . . . . . . 17

     7.1  Eligibility for Death Benefits . . . . . . . . . . . . . . . . . . . . . 17
     7.2  Amount of Death Benefits . . . . . . . . . . . . . . . . . . . . . . . . 17
     7.3  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19
     7.4  Claims . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE VIII        Disability Benefits. . . . . . . . . . . . . . . . . . . . . . 19

     8.1  Eligibility for Disability Benefit . . . . . . . . . . . . . . . . . . . 19
     8.2  Amount of Disability Benefit . . . . . . . . . . . . . . . . . . . . . . 19
     8.3  Method of Payment. . . . . . . . . . . . . . . . . . . . . . . . . . . . 19

ARTICLE IX     ADMINISTRATION. . . . . . . . . . . . . . . . . . . . . . . . . . . 20

     9.1  Administrator Responsibility . . . . . . . . . . . . . . . . . . . . . . 20
     9.2  Claims Procedure . . . . . . . . . . . . . . . . . . . . . . . . . . . . 20

                                       ii

     9.3  Review of Administrator Decisions. . . . . . . . . . . . . . . . . . . . 20
     9.4  Delegation of Responsibilities . . . . . . . . . . . . . . . . . . . . . 20
     9.5  Other Provisions . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

ARTICLE X GENERAL PROVISIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . 21

     10.1  Rights to Benefit . . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     10.2  Source of Payments. . . . . . . . . . . . . . . . . . . . . . . . . . . 21
     10.3  Forfeiture of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . 22
     10.4  Assignment or Alienation. . . . . . . . . . . . . . . . . . . . . . . . 22
     10.5  Determination of Eligibility. . . . . . . . . . . . . . . . . . . . . . 23
     10.6  Payments to Others. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     10.7  No Guarantee of Employment. . . . . . . . . . . . . . . . . . . . . . . 23
     10.8  Nature of Benefits. . . . . . . . . . . . . . . . . . . . . . . . . . . 23
     10.9  Plan Amendment and Termination. . . . . . . . . . . . . . . . . . . . . 23
     10.10  Change in Control. . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     10.11  Gender and Number. . . . . . . . . . . . . . . . . . . . . . . . . . . 26
     10.12  Governing Law. . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27

                                  MEDIAONE GROUP
                            NONQUALIFIED PENSION PLAN

                                     PREAMBLE

I.  Predecessor Plan History.

          U S WEST, Inc., a Delaware corporation ("Old U S WEST"), established the U S WEST Senior Management Non-Qualified Pension Plan (the "Predecessor Nonqualified Plan") effective January 1, 1984 to restore to certain of its executives and to the executives of certain of its subsidiaries various pension benefits that cannot be paid from the U S WEST Pension Plan (the "Predecessor Pension Plan"). Effective January 1, 1997, the Predecessor Nonqualified Plan was amended, restated, and renamed the U S WEST Nonqualified Pension Plan.

II.  Corporate History.

          In 1995, pursuant to a Restated Certificate of Incorporation of Old U S WEST, Old U S WEST assets, liabilities and businesses were divided between the Communications Group and the Media Group. Both Communications Group and Media Group employees participated in the Predecessor Nonqualified Plan.

          In 1998, Old U S WEST determined that it was desirable to separate the Communications Group and the Media Group into two separate public companies. In furtherance of that goal, Old U S WEST effected a restructuring of certain of its assets among the Communications Group and Media Group. In addition, Old U S WEST redeemed all of the Old U S WEST Communications Group Common Stock for all of the capital stock of USW-C, Inc., a wholly-owned subsidiary of Old U S WEST; as a result, USW-C, Inc. ceased to be affiliated with Old U S WEST. Upon such redemption, USW-C, Inc. was renamed U S WEST, Inc. In addition, Old U S WEST was renamed MediaOne Group, Inc. All of the existing shares of Old U S WEST Media Group Common Stock remain outstanding as MediaOne Group, Inc. Common Stock. The foregoing transactions became effective on the Separation Time.

III.  Current Plan.

          In connection with the foregoing separation, Old U S WEST determined that it was desirable to transfer sponsorship of the Predecessor Nonqualified Plan to USW-C, Inc. In addition, MediaOne Group, Inc. adopted this Nonqualified Plan to accept liabilities with respect to Media Participants, as set forth in the Employee Matters Agreement between Old U S WEST and USW-C, Inc.

          This Plan document sets forth the terms and conditions of the Nonqualified Plan, effective as of the Separation Time (except as otherwise noted), and reflects the transfer of liabilities of all Media Participants to this Nonqualified Plan from the

Predecessor Nonqualified Plan. No benefits will be paid under this Nonqualified Plan to Communications Participants after the Separation Time unless (1) in accordance with the Employee Matters Agreement, a Terminated Communications Employee is reclassified as a Terminated Media Employee (as such terms are defined in the Employee Matters Agreement) or (2) a Communications Participant becomes an Employee and Participant hereunder after the Separation Time.

          Except as otherwise provided herein, the provisions of this Nonqualified Plan apply solely to an Employee of a Participating Company whose Eligible Separation occurred on or after the Separation Time. If a Media Participant's Eligible Separation occurred prior to the Separation Time, that person is entitled to benefits under this Nonqualified Plan in accordance with the terms of the Predecessor Nonqualified Plan as the Predecessor Nonqualified Plan existed on the date of the Employee's Eligible Separation.

                                   ARTICLE I

                                  DEFINITIONS

     Capitalized terms in this Nonqualified Plan which are also defined in the Pension Plan shall have the meaning set forth in the Pension Plan, unless otherwise provided below:

     1.1 "Administrator" shall mean the Senior Vice President of Human Resources of the Company or his or her duly-authorized delegate, or, in the event the Plan benefits of the Senior Vice President, Human Resources are directly or indirectly impacted by any claim for benefits, the Human Resources Committee of the Board.

     1.2 "Beneficiary" means, as the context warrants, (i) the contingent annuitant designated by a Participant with respect to a pension benefit hereunder, (ii) the beneficiary set forth in Article VI with respect to a pre-retirement death benefit payable in Article VI, (iii) the person or persons designated to receive any unpaid Installments after the Participant's death, and/or (iv) the beneficiary set forth in Section 7.3 with respect to the ancillary benefits payable under Article VII.

     1.3 "Board" or "Board of Directors" shall mean the Board of Directors of the Company.

     1.4   "Commencement Date" is defined in Section 3.1.

     1.5 "Company" shall mean MediaOne Group, Inc., a Delaware corporation and any successor thereto. Up and until immediately prior to the Separation Time, Company meant Old U S WEST as defined in the Preamble.

     1.6 "Compensation" shall mean compensation as defined in Section 1.10 of the Pension Plan without regard to sub-sections (d) and (e) thereof (the provisions implementing Section 401(a)(17) of the Code), plus the following:

           (a) Compensation deferred under the Company's Deferred Compensation Plan for a Plan Year (excluding any amounts deferred or payable pursuant to any incentive plan of the Company), prorated to one-twelfth (1/12) and spread evenly over the months for the Plan Year of the deferral;

           (b) The amount of any Short Term Incentive Awards paid with respect to a Plan Year, prorated to one-twelfth (1/12) and spread evenly over the twelve months of the Plan Year during which the Short Term Incentive Awards were earned; and

           (c) The value of the Company's common stock (without regard to its restricted status on the date of grant) paid as an award under a plan that provides for awards in the form of the Company's common stock in lieu of cash and that has been approved by the shareholders of the Company, provided that such award is designated by the Administrator as Compensation under this Nonqualified Plan. In all cases, such awards shall be valued for purposes of this Nonqualified Plan as of the date of the award.

     1.7 "Installments" shall mean a form of benefit in which a Participant's benefit under this Plan is paid in a fixed number of annual installments, not to exceed ten, elected by the Participant in accordance with procedures established by the Administrator.

     1.8   "Nonqualified Percentage"  is defined in Section 4.1(b).

     1.9 "Nonqualified Plan" or "Plan" shall mean this MediaOne Group Nonqualified Pension Plan, as amended.

     1.10  "Nonqualified Plan Hypothetical Benefit" is defined in Section
4.1(c).

     1.11 "Participant" . shall mean an Employee of a Participating Company who has satisfied the applicable requirements of Section 2.1.

     1.12 "Pension Plan" shall mean the MediaOne Group Pension Plan as it exists after the Separation Time, and as amended from time to time. References to any article or section of the Pension Plan include reference to any comparable or succeeding provisions that amend, supplement or replace such article or section. Prior to the Separation Time, "Pension Plan" meant the U S WEST Pension Plan maintained by Old U S WEST. After the Separation Time, the term "Pension Plan" shall also mean the U S WEST Pension Plan or its successor to the extent such plan or successor provides benefits to Participants in this Plan which are attributable to periods prior to the Separation Time.

     1.13   "Pension Plan Hypothetical Benefit" is defined in Section 4.1(a).

     1.14  "Pension Percentage" is defined in Section 4.1(b).

     1.15 "Plan" shall mean this MediaOne Group Nonqualified Pension Plan, as amended.

     1.16 "Plan Year" shall mean the fiscal year of the Plan, which shall be the calendar year.

     1.17 "Short Term Incentive Award" shall mean an award determined annually pursuant to either the Company's Short Term Incentive Plan or the Company's Executive Short Term Incentive Plan, as amended or superseded. For Nonqualified Plan benefit calculation purposes, (i) any Short Term Incentive Award earned in the year of Termination shall be prorated and spread evenly over the applicable months on the payroll in the final Plan Year of employment and (ii) for a Participant who Terminates and who has a Short Term Incentive Award that is paid after Termination, the award will be spread evenly over the months of the year the award was earned. If a Short Term Incentive Award is paid after Termination, the Participant's benefit under this Nonqualified Plan shall be adjusted retroactively to reflect such payment if necessary.

     1.18 "Wages" shall mean wages as defined under Section 7.9 of the Pension Plan as of February 28, 1993, calculated without regard to Code
Section 401(a)(17), plus the Short Term Incentive Award most recently paid prior to February 28, 1993.

                                   ARTICLE II

                                  ELIGIBILITY


     2.1 ELIGIBILITY TO PARTICIPATE. Each Media Participant who is a participant in the Predecessor Nonqualified Plan immediately prior to the Separation Time, shall become a Participant hereunder at the Separation Time. Subject to Part III of the Preamble, each other participant in the Pension Plan (a) whose Compensation for a Plan Year exceeds the limit on includible compensation for benefit accrual purposes under Code Section 401(a)(17), or
(b) who is a participant in the Company's Deferred Compensation Plan, or (c) who is eligible for a Short Term Incentive Award with respect to a Plan Year, shall be eligible to participate in this Nonqualified Plan. Such an eligible individual's participation in the Nonqualified Plan shall commence on the 90th day after the date he receives the information concerning participation in the Nonqualified Plan. If the information is given by hand delivery, the Participant shall receive the information on the date it is delivered. If the information is given by mail, it shall be deemed received by the Participant on the third day after deposit in the United States first class mail, postage prepaid, addressed to the Participant at the most current address in the Company's records. Such individual shall continue to participate in this Nonqualified Plan until such Participant ceases to satisfy at least one of the eligibility requirements specified in this
Section 2.1.

     2.2 ENTITLEMENT TO BENEFITS. Notwithstanding the foregoing, a person who is eligible to participate pursuant to subsection (a) of Section 2.1 shall not be entitled to any benefits from this Plan unless such person's benefits under the Pension Plan would be greater if the limit on includible compensation under Section 401(a)(17) of the Code did not apply or Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. For purposes of the preceding sentence, the determination of whether the benefit under the Pension Plan would be greater shall be made by assuming that Code Section 415 did not apply. If a person's benefits under the Pension Plan are reduced solely by virtue of Code Section 415, no benefits shall be payable from this Plan although the individual may be entitled to a benefit from the excess plan set forth in Section 5C.2 of the Pension Plan. If a Participant is entitled to a benefit under this Nonqualified Plan, no benefits shall be payable from the excess plan set forth in Section 5C.2 of the Pension Plan.

                                   ARTICLE III

                               PAYMENT OF BENEFITS


     3.1 COMMENCEMENT DATE. Payment of a Nonqualified Plan benefit shall commence as of such time (the "Commencement Date") as elected (or deemed elected) by the Participant; provided, however, except as provided in Sections 3.2, 3.4, 3.5 and 10.10, the Commencement Date may not be earlier than the Annuity Starting Date elected under the Pension Plan or, except as provided by the next sentence, later than the fifth anniversary of his Eligible Separation. Except as provided in Sections 3.2, 3.4, 3.5 and 10.10, if the Annuity Starting Date under the Pension Plan is later than the fifth anniversary of the Participant's Eligible Separation, then the Commencement Date shall be the same day as the Annuity Starting Date. For purposes of this Section 3.1, if the Participant elects a partial lump sum under the Pension Plan, the Annuity Starting Date under the Pension Plan shall be the date as of which the annuity under the Pension Plan commences.

     3.2   LUMP SUM DISTRIBUTIONS AND INSTALLMENTS.

           (a) Notwithstanding Section 3.1, if a Participant elects payment under this Plan in the form of a lump sum distribution or Installments, the distribution shall be paid or commence to be paid approximately 60 days after Eligible Separation (unless the Participant elects deferral of the distribution), with an additional payment, which shall be paid approximately sixty (60) days following the payment of the Participant's final Short Term Incentive Award, which shall take into account any Short Term Incentive Awards that were not included in the calculation of the payment that the Participant had already received. The Commencement Date of such a distribution shall be the Participant's First Starting Date, even though the distribution may not be made for approximately 60 days (no interest shall be paid due to the delay in payment). If a Participant who has elected payment of benefits under this Plan in the form of a lump sum dies after the Commencement Date, but before the payment of the lump sum, said lump sum shall be paid to the deceased Participant's estate.

           (b) Notwithstanding Section 3.1, if the Participant elects deferral of the lump sum distribution or Installments, the distribution shall be paid or commence to be paid, in accordance with the Participant's election, in March of the first, second, third, fourth or fifth calendar year after the calendar year in which the Eligible Separation occurs. The Commencement Date of such a distribution shall be the March 1 of the year in which the distribution is to commence, even though the distribution may not actually commence on such date (no interest shall be paid due to the delay in payment).

     3.3 ELECTION OF FORM OF BENEFIT. (a) If a Participant becomes eligible for participation in this Nonqualified Plan, he shall, within 90 days after he receives information regarding participation in the Nonqualified Plan and prior to the date he commences participation in the Nonqualified Plan, elect the form in which benefit payments shall be made. A Participant may elect to change the form of benefit at any time after the fifth anniversary of the previous election (excluding elections made under the Predecessor Nonqualified Plan before May 1997). However, any such election shall be void unless the Participant remains an Employee at least six months after the date the election is filed with the Administrator. If a Participant ceases to participate in the Plan and subsequently recommences participation, any prior election (or deemed election) shall remain valid unless a new election is made.

           (b) A Participant may elect payment of the Nonqualified Plan benefit in any form of benefit available to that Participant under the Pension Plan (excluding the partial lump sum option) or Installments.

           (c) The Participant shall have full power and authority to make elections with respect to the form of payment of benefits under this Plan without obtaining the consent of such Participant's spouse, including the waiver of payment in the form of a joint and survivor annuity. All such elections shall be made on a form provided by the Administrator in accordance with procedures established by the Administrator.

           (d) Notwithstanding the foregoing, a Participant's affirmative election of a lump sum benefit or Installments under this Nonqualified Plan shall not be valid unless the Participant acknowledges that he will not be entitled to any cost-of-living adjustments provided under Code Section 415 under the Pension Plan after his Eligible Separation.

           (e) Any election in effect under the Predecessor Nonqualified Plan at the Separation Time shall remain in effect under this Plan until changed by the Participant in accordance with the rules set forth above.

     3.4 SMALL BENEFITS. Notwithstanding any election or deemed election pursuant to Sections 3.3 or 3.5 or any other provision of this Plan, if the Participant's benefit under this Nonqualified Plan (excluding any benefits payable under Article VII of this Nonqualified Plan), expressed as a lump sum in accordance with Article V, is $10,000 or less, the Nonqualified Plan benefit (excluding any benefits payable under Article VII of this Nonqualified Plan) shall be payable only in the form of a lump sum approximately sixty (60) days after the Participant's Eligible Separation. For purposes of the preceding sentence, if the Participant's Annuity Starting Date under the Pension Plan is more than sixty (60) days after his Eligible Separation, the Participant's benefits under this Nonqualified Plan shall be calculated as if the Participant elected a single life annuity under the Pension Plan (if the Participant is not married on the First Starting Date) or as a 50% joint and survivor annuity under the Pension Plan (if the Participant is married on the First Starting Date), in each case commencing at age 65 or the First Starting Date, whichever produces the lower Nonqualified Percentage, based on the Code Section 415 limits in effect on the date of Eligible Separation.

     3.5   DEFAULT ELECTIONS.      (a)  This subsection (a) applies to all
Participants other than those described in sub-section (b) below. If a Participant fails to elect a Commencement Date and either (i) fails to elect a form of Nonqualified Plan benefit or (ii) elects a lump sum, the Nonqualified Plan benefit shall be paid in the form of a lump sum approximately 60 days after the Eligible Separation. If a Participant fails to elect a Commencement Date and elects Installments, the Nonqualified Plan benefit shall be paid in the form of Installments commencing approximately 60 days after the Eligible Separation. If a Participant elects an annuity form of benefits under the Nonqualified Plan, but fails to elect a Commencement Date, the Commencement Date shall be the Annuity Starting Date under the Pension Plan. If the Participant elects a Commencement Date, but fails to elect a form of Nonqualified Plan benefit, it shall be paid in a lump sum on that date set forth in Section 3.2 coinciding with or immediately preceding the elected Commencement Date.

           (b) This subsection (b) applies to Media Participants hired by Old U S WEST or one of its subsidiaries before May 1997 who do not make any benefit elections after April 1997. If a Participant fails to elect a form of Nonqualified Plan benefit, benefits shall be paid as a single life annuity (if the Participant is not married on the Commencement Date) or as a 50% joint and survivor annuity (if the Participant is married on the Commencement
Date). If a Participant elected a lump sum or Installments under the Predecessor Nonqualified Plan before May, 1997, but fails to elect a Commencement Date, the distribution shall be paid or commence to be paid approximately 60 days after the Eligible Separation. If a Participant fails to elect a Commencement Date, and (i) the Participant elected an annuity under the Predecessor Nonqualified Plan prior to May 1997 or (ii) the Participant did not elect a form of benefits, the Participant shall be deemed to have elected a Commencement Date that is his Annuity Starting Date under the Pension Plan.

     3.6 SUSPENSION OF BENEFIT PAYMENTS. Reemployment with a Participating Company commencing on or after January 1, 1997 as a Management Employee shall not result in suspension of benefits. Reemployment with any Participating Company prior to

1997 subsequent to Termination with any type of benefits described heretofore shall result in the suspension of the benefit for the period of such employment or reemployment.

                                    ARTICLE IV

                                AMOUNT OF BENEFIT


     4.1 CALCULATION IN FIRST YEAR. Subject to Articles III and V, the amount of a Participant's benefit payable under this Nonqualified Plan in the Plan Year in which the Commencement Date occurs shall be calculated in the following manner:

           (a) The Participant's hypothetical benefit that would be payable under the Pension Plan for that year shall be calculated (i) by using the form of benefit and Annuity Starting Date elected by the Participant under the Pension Plan, (ii) by taking into account any cost-of-living adjustments provided under the Pension Plan, and (iii) by assuming Code Sections 401(a)(17) and 415 (and the Pension Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. This hypothetical amount will be referred to as the Pension Plan Hypothetical Benefit.

           (b) The ratio of (i) the actual Pension Plan benefit payable for that year using the form of benefit and Annuity Starting Date elected by the Participant under the Pension Plan and taking into account any cost-of-living adjustments provided under the Pension Plan or under Code Section 415, if applicable, to (ii) the Pension Plan Hypothetical Benefit, shall be calculated and expressed as a percentage (or fraction). This amount shall be referred to as the Pension Percentage for the year. The Nonqualified Percentage for that year shall equal 100 percent (or one) minus the Pension Percentage for the year.

           (c) The Participant's hypothetical benefit that would be payable under the Pension Plan for that year shall be calculated (i) by using the form of benefit and Commencement Date elected by the Participant under the Nonqualified Plan, (ii) by taking into account any cost-of-living adjustments provided under the Pension Plan and (iii) by assuming if Code Sections 401(a)(17) and 415 (and the Pension Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. This amount will be referred to as the Nonqualified Plan Hypothetical Benefit.

           (d) Except as provided in Section 5.7, the annual amount of the Nonqualified Plan benefit payable for the Plan Year in which the Commencement Date occurs equals the Nonqualified Plan Hypothetical Benefit multiplied by the Nonqualified Percentage. Unless the Participant elects a lump sum benefit or Installments, one-twelfth of such amount shall be paid each month in arrears (with a pro rata adjustment for the first payment if the Commencement Date is not the first day of a month), provided that no payment shall be made for months (or parts of a month) prior to the Commencement Date.

           (e) In the event the Participant elects the same form of benefit under both the Pension Plan and Nonqualified Plan (other than a lump sum) and also elects that benefits under the two plans commence on the same date, the foregoing calculations will result in a benefit payable from this Nonqualified Plan equal to the excess of the amount set forth in Section 4.1(a) over the amount described in Section 4.1(b)(i).

           (f) As set forth in Section 3.3, if the sole reason that the Pension Plan Hypothetical Benefit exceeds the amount set forth in Section 4.1(b)(i) is due to the application of Code Section 415, no benefits shall be payable from this Nonqualified Plan.

     4.2   CALCULATION IN SUBSEQUENT YEARS. The calculations described in
Section 3.1 shall be performed again in each subsequent Plan Year in which a Nonqualified Plan benefit (other than a benefit in the form of Installments) is payable in accordance with the form of Nonqualified Plan benefit elected. Subject to Section 4.3, if the Pension Plan benefit ceases to be paid prior to the Nonqualified Plan benefit, the Nonqualified Percentage shall be fixed in the last Plan Year the Pension Plan pension benefit or survivor annuity is paid.

     4.3 SURVIVOR ANNUITY. If the form of benefits elected by the Participant under this Nonqualified Plan provides for a survivor annuity (including a 10-year certain and life benefit, but excluding Installments) after his death and, if applicable, the contingent beneficiary outlives the Participant, the calculations described in this Article IV shall be performed again, beginning in the first month a benefit is payable to the beneficiary and recalculated in each subsequent Plan Year in which a Nonqualified Plan survivor annuity is payable in accordance with the form of Nonqualified Plan benefit elected. For this purpose, however, the respective survivor annuities shall be used rather than the pension benefits. If the Pension Plan benefit ceases to be paid prior to Nonqualified Plan benefit (or if there is no Pension Plan survivor annuity), the Nonqualified Percentage shall be fixed in the last Plan Year the Pension Plan pension benefit or survivor annuity is paid.

     4.4 ACTUARIAL FACTORS. Except as set forth in Article V, the Pension Plan Hypothetical Benefit and the Nonqualified Plan Hypothetical Benefit shall be calculated using the actuarial factors set forth in the Pension Plan appropriate for the form of benefit and benefit commencement dates elected for the Pension Plan benefit and Nonqualified Plan benefit respectively, without regard to any adjustments under Code Section 415.

     4.5 EXAMPLE. This Section 4.5 illustrates how the amount of Nonqualified Plan benefits is calculated for a Plan Year. For this purpose, assume the Participant incurs an Eligible Separation on his 62nd birthday and that his Defined Lump Sum and DLS Normal Pension under the Pension Plan (in each case calculated as if Code Sections 401(a)(17) and 415 did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan) are $2.2 million and $200,000/year, respectively.
The Participant's DLS benefits are in all cases greater than the benefits under the grandfather formula in Pension Plan Article V-B (or Article V-A of the Pension Plan, if applicable). At the time the Participant is 62, assume the DLS Normal Pension payable at age 65 under the Pension Plan is limited to $150,000/year due to Code Section 415. Assume that the Section 415 limit increases to $160,000/year by the time the Participant attains age 65.

           (a) (i) First, assume the Participant's Annuity Starting Date and Commencement Date occur upon attainment of age 65. The Participant elects a single life annuity under the Pension Plan and a Qualified Joint and 100% Survivor Annuity under the Nonqualified Plan. In this case, the Nonqualified Percentage is 20% [1 - ($160,000 DIVIDED BY $200,000)]. The Participant's Nonqualified Plan Hypothetical Benefit is $200,000 multiplied by 84% (to reflect payment in the form of a Qualified Joint and 100% Survivor Annuity), or $168,000. The amount payable from the Nonqualified Plan for the year the Participant attains age 65 is 20% of $168,000, or $33,600.

               (ii) Assume that the next year the amount payable from the Pension Plan increases to $165,000 due to the cost of living increases in Code Section 415(d). Accordingly, this year, the Nonqualified Percentage is 17.5% [1 - ($165,000 DIVIDED BY $200,000)]. Thus, the amount payable from the Nonqualified Plan this year is 17.5% of $168,000, or $29,400.

           (b) Assume instead that the Participant elected Pension Plan benefits in the form of a Qualified Joint and 100% Survivor Annuity at age
65. In this case, the Pension Plan Hypothetical Benefit is $168,000
[84% times $200,000]. The Pension Plan benefit remains $160,000/year since the survivor spousal annuity is ignored under Code Section 415. Accordingly, the Nonqualified Percentage is 8/168. If the Participant elected a Qualified Joint and 100% Survivor Annuity under the Nonqualified Plan, he would receive an $8,000/year benefit [$168,000 times 8/168]. If he elected a life annuity under the Nonqualified Plan, the benefit would equal $200,000 times 8/168, or $9,523.81.

           (c) (i) Now assume the Participant commences Pension Plan benefits at age 62 in the form of a single life annuity. In this case, the Pension Plan Hypothetical Benefit is $144,000 [$200,000 times 72% (the Pension Plan's early retirement factor]. In contrast, under Code Section 415, the early retirement factor is 80% at 62; thus, the actual benefit payable under the Pension Plan is $120,000. Accordingly, the Nonqualified Percentage is 1/6 [1 minus (120/144)]. If the Participant elected a 10 Year Certain Life Annuity under the Nonqualified Plan at age 62, the Nonqualified Plan Hypothetical Benefit is $144,000 multiplied by 96% (to reflect payment in the form of a 10 Year Certain Life Annuity), or $138,240. The amount payable from the Nonqualified Plan for the year the Participant attains age 62 is $138,240 multiplied by 1/6, or $23,040.

               (ii) Because the Section 415 limit increases to $160,000 by the time the Participant attains age 65, the amount payable from the Pension Plan increases to $128,000 [160,000 times .8]. Accordingly, this year the Nonqualified Percentage is 1/9 [1 - ($128,000 DIVIDED BY $144,000)]. Thus, the amount payable from the Nonqualified Plan this year is 1/9 of $138,240, or $15,360.

           (d) Assume the Participant in Section 4.5(c) commenced the Pension Plan benefits at age 62, but started the Nonqualified Plan benefit at age 65. As described in Section 4.5(c)(ii), the Nonqualified Percentage equals 1/9 [1 minus (128/144)]. If the Participant elected a 10 Year Certain Life Annuity under the Nonqualified Plan, the Nonqualified Plan Hypothetical Benefit is $200,000 multiplied by 96% (to reflect payment in the form of a 10 Year Certain Life Annuity), or $192,000. The amount payable from the Nonqualified Plan for the year is $192,000 multiplied by 1/9, or $21,333.33. No adjustment is made to reflect the fact that the Nonqualified Percentage is lower at age 65 when the Nonqualified Plan benefit commences than it would have been in earlier years when the Pension Plan benefit commenced.

     4.6 CERTAIN INCREASES IN PENSION PLAN BENEFITS. Notwithstanding any other provision of this Nonqualified Plan, any increase in Pension Plan benefits which may occur upon termination of the Pension Plan as a result of the operation of Section 11.5(b) of the Pension Plan shall be disregarded in determining each Participant's Nonqualified Plan Hypothetical Benefit and Pension Plan Hypothetical Benefit (and Hypothetical Death Benefit) under this Nonqualified Plan.

                                     ARTICLE V

                           SPECIAL RULES APPLICABLE TO
                     LUMP SUM DISTRIBUTIONS AND INSTALLMENTS


     5.1   ENTIRE PENSION PLAN BENEFIT PAID IN A LUMP SUM.  Notwithstanding
Article IV, if a Participant receives his entire Pension Plan benefit in the form of a lump sum, the Nonqualified Percentage shall be calculated as of the First Starting Date and shall never change.

     5.2   NONQUALIFIED PLAN BENEFIT PAID IN A LUMP SUM.  Notwithstanding
Article IV, the following rules shall apply if a Participant elects to receive his Nonqualified Plan benefit in the form of an immediate lump sum. First, the Nonqualified Percentage shall be calculated in accordance with
Section 4.1(a) and (b), except that it shall be calculated as of the First Starting Date and shall never change. For purposes of the preceding sentence, if the Participant's Annuity Starting Date under the Pension Plan is more than sixty (60) days after his Commencement Date, the Participant's benefits under this Nonqualified Plan shall be calculated as if the Participant elected a single life annuity under the Pension Plan (if the Participant is not married on the First Starting Date) or as a 50% joint and survivor annuity under the Pension Plan (if the Participant is married on the First Starting Date), in each case commencing at age 65 or the First Starting Date, whichever produces the lower Nonqualified Percentage, based on the Code
Section 415 limits in effect on the date of Eligible Separation. Second, notwithstanding Sections 4.1(c) and (d), the benefit under this Nonqualified Plan shall be equal to the Nonqualified Percentage multiplied by a lump sum Nonqualified Plan Hypothetical Benefit, which is defined as set forth below. The lump sum Nonqualified Plan Hypothetical Benefit shall be computed as of the date of the Participant's Eligible Separation and shall equal the greater of the following amounts:

           (a) If the Participant has a pension under (i) Article V-A of the Pension Plan and he is not SPE or (ii) Article V-B of the Pension Plan that is not a service pension, a hypothetical Normal Retirement Pension under
Article V-A or V-B as applicable of the Pension Plan payable at age 65 shall be calculated by assuming Code Sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. If the Participant has a pension under (i) Article V-A of the Pension Plan and he is SPE or (ii) Article V-B of the Pension Plan and is eligible for a service pension in accordance with Section 5B.1 of the Pension Plan, a hypothetical immediate annuity commencing on the First Starting Date shall be calculated under that Section by assuming that Code Sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. For purposes of calculating the lump sum Nonqualified Plan Hypothetical Benefit, the foregoing hypothetical Normal Retirement Pension or immediate annuity, as applicable, under Article V-A or V-B, as applicable, of the Pension Plan shall be converted into a lump sum based on the following factors:

               (i)  The interest rate used for this purpose shall equal:

                    (A) 65% of the average yield on 30-Year Treasury Bonds as released by the Federal Reserve Board for the five business days immediately preceding the First Starting Date for Participants who have an Eligible Separation prior to August 1, 1997; or

                    (B) 65% of the average yield on 30-Year Treasury Bonds as released by the Federal Reserve Board for the business days occurring during the 30-day calendar period ending on the day before the date of Eligible Separation for Participants who have an Eligible Separation on or after August 1, 1997.

               (ii) Mortality shall be based on the 1983 Group Annuity Mortality Table, weighted 80% for males and 20% for females.

The Administrator shall use such other actuarial assumptions in calculating the present value of a Participant's benefit for the purpose of determining the amount of a lump sum distribution as it shall determine in its sole discretion.

           (b) A hypothetical Defined Lump Sum under Article V-D or Article V-E, as applicable, of the Pension Plan shall be calculated by assuming Code Sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. For purposes of calculating the lump sum Nonqualified Plan Hypothetical Benefit, the resulting hypothetical Defined Lump Sum under Article V-D or

Article V-E, as applicable of the Pension Plan shall be multiplied by 1.35.

     5.3 DEFERRAL OF LUMP SUM DISTRIBUTION. Notwithstanding Article IV, if a Participant elects payment of his Nonqualified Plan benefit in the form of a lump sum and defers payment of such benefit pursuant to Section 3.2(b), the Nonqualified Plan Hypothetical Benefit shall not be computed by calculating the lump sum that would be payable under the Pension Plan as of the Commencement Date. Instead, the Nonqualified Plan benefit shall be calculated in accordance with Section 5.2 above as of the Participant's Eligible Separation and increased with interest from the date of the Eligible Separation to the Commencement Date at an annual rate equal to:

           (a) The yield on 10-year Treasury Notes on the date of the Eligible Separation as released by the Federal Reserve Board plus one percent during any period from the date of Eligible Separation to December 31, 1997; and

           (b) For any portion of a Plan Year occurring on or after January 1, 1998, the average yield on 5-year Treasury Notes as released by the Federal Reserve Board on the business days occurring during December prior to such Plan Year. This rate shall be revised each year for all deferrals, including deferrals from prior years.

     5.4 SPECIAL RULES FOR PARTICIPANTS WHO ELECT A PARTIAL LUMP SUM OPTION UNDER THE PENSION PLAN. This Section 5.4 applies to an X Participant who elects a partial lump sum option under the Pension Plan.

           (a) Unless the Participant elects a lump sum under the Nonqualified Plan, the Commencement Date may not be prior to the date the annuity under the Pension Plan commences.

           (b) The Pension Percentage shall equal the sum of two percentages. The first shall equal the actual lump sum paid by the Pension Plan divided by the Pension Plan Hypothetical Benefit, calculated as if the ENTIRE benefit were paid as a lump sum in the year the Pension Plan lump sum is paid. This amount shall not change in subsequent years. The second percentage shall equal the actual annual annuity paid by the Pension Plan divided by the Pension Plan Hypothetical Benefit for that year, calculated as if the ENTIRE benefit were paid in the same form of annuity elected under the Pension Plan. This amount may change in subsequent years. (If the Participant elected a lump sum under this Plan, the second percentage shall be calculated at the Eligible Separation in accordance with Section 5.2 and shall never change.) The Nonqualified Percentage for each year shall equal 100 percent (or one) minus the Pension Percentage for the year as calculated above.

     5.5 NO PARTIAL LUMP SUM OPTION UNDER THE NONQUALIFIED PLAN. A Participant may not elect a partial lump sum option under the Nonqualified Plan.

     5.6 EXAMPLE. This Section 5.6 illustrates how the lump sum calculations apply. The basic assumptions are set forth in Section 4.5.

           (a) Assume the Participant commences Pension Plan benefits in the form of a single life annuity at age 62 and a lump sum under the Nonqualified Plan at age 62. First, as set forth in Section 4.5(c)(i), the Nonqualified Percentage is 1/6. Second, the hypothetical $2.2 million lump sum amount that would be paid under the Pension Plan (if Code Sections 401(a)(17) and 415 were disregarded) is multiplied by 1.35 to provide a Nonqualified Plan Hypothetical Benefit of $2.97 million. Finally, the Nonqualified Plan lump sum benefit is 1/6 of $2.97 million, or $495,000.

           (b) Now assume the Participant is single, defers his Pension Plan benefits and elects a lump sum under the Nonqualified Plan at age 65. First, as set forth in Section 5.2, because the Participant defers his Pension Plan benefits, the Nonqualified Percentage is the lesser of the Nonqualified Percentage which would result if the Participant is deemed to have elected a life annuity at age 65 under the Pension Plan or the Nonqualified Percentage which would result if the Participant is deemed to have elected a life annuity at the First Starting Date (age 62 in this example) under the Pension Plan, regardless of the Participant's actual elections, and is based on the current Code Section 415 limits. Thus, the Nonqualified Percentage is the lesser of:

               (i) 25% [1 minus (150/200)] based on the assumption that the Participant commences Pension Plan benefits in the form of a single life annuity at age 65; or

               (ii) 1/6 [1 minus (120/144)] based on the assumption that the Participant commences Pension Plan benefits in the form of a single life annuity at age 62.

Since, under Section 5.2, the lower percentage is used as the Nonqualified Percentage, the Nonqualified Percentage would be 1/6. This Nonqualified Percentage is then applied to the Nonqualified Plan Hypothetical Benefit of $2.97 million calculated in Section 5.6(a) which results in a Nonqualified Plan lump sum benefit at age 62 of $495,000. This amount would then be increased with interest to age 65 pursuant to Section 5.3. Note that the amount would be different if the Participant were married at age 62 since the Nonqualified Percentage would be calculated by assuming the Participant elected a 50% joint and survivor annuity under the Pension Plan.

           (c) Now assume the Participant elected a lump sum under the Pension Plan at age 62 upon Eligible Separation and a lump sum under the Nonqualified Plan. Assume that due to Section 415, the Defined Lump Sum payable from the Pension Plan is limited to $1.5 million. Accordingly, the Nonqualified Percentage is 7/22 [1 minus 1,500,000/2,200,000)]. If the Nonqualified Plan lump sum is also paid at age 62, it equals $2.97 million (as determined in Section 5.6(a)) times 7/22, or $945,000. If the Nonqualified Plan lump sum is paid at age 65, the amount of $945,000 is increased with interest from age 62 to age 65 in accordance with Section 5.3.

           (d) Now assume the Participant is single, elects a partial lump sum of $750,000 under the Pension Plan at age 62 and defers the balance of his pension under the Pension Plan. He also elects a lump sum under the Nonqualified Plan at age 65.

Two Pension Percentages are calculated, one for each form of benefit. The lump sum percentage is 7.5/22. The annuity percentage is calculated pursuant to Section 5.2 and equals 5/12 [the greater of 4.5/12 (75,000/200,000, which is the percentage assuming payment is at age 65) or 5/12 (60,000/144,000, which is the percentage assuming payment is at age 62)]. The Nonqualified Percentage equals 1 minus 7.5/22 minus 5/12. The Nonqualified Plan benefit is the Nonqualified Percentage times $2.97 million, or $720,000 payable at age
62.  This amount is increased with interest to age 65 pursuant to Section 5.3.

     5.7   SPECIAL RULES FOR PARTICIPANTS ELECTING INSTALLMENTS.
Notwithstanding any other provision of this Plan to the contrary, if a Participant elects payment of his Nonqualified Plan benefit in the form of Installments, each Installment shall be calculated as follows:

           (a) The Participant shall be deemed to have an account balance which initially shall be equal to the amount that would have been payable under this Plan if the Participant had elected payment under this Nonqualified Plan in the form of a lump sum distribution to be paid on the same date as the actual Commencement Date.

           (b) The initial account balance shall be divided by the number of annual Installments elected by the Participant to determine the first annual Installment due on the Commencement Date.

           (c) The account balance shall then be: (i) debited on the date of each annual Installment by the amount of such Installment; and (ii) credited with interest at the rates set forth in Section 5.3(b) (taking into account the rate change as of January 1) from the date of such annual Installment to the date of the next Installment.

           (d) The account balance as of the date of the next Installment shall be divided by the remaining number of annual Installments elected by the Participant to determine the amount of such Installment.

           (e) Subsections (c) and (d) shall be repeated each year to determine each subsequent Installment.

           (f) If a Participant who has elected payment of benefits under this Plan in the form of Installments dies after the Commencement Date, but before the payment of all Installments, any unpaid Installments shall be paid to the deceased Participant's Beneficiary. Should the Beneficiary die before payment of all remaining Installments, any remaining account balance shall be paid to the Beneficiary's estate.

     5.8 INCONSISTENT PROVISIONS. The provisions of this Article V shall take precedence over any obviously inconsistent provisions in Article III or
Article IV (other than Sections 4.1(f) or 4.6).

                                    ARTICLE VI

                          PRE-RETIREMENT DEATH BENEFITS

     This Article VI describes the pre-retirement death benefits payable if the Participant dies prior to the Commencement Date. For purposes of this
Article VI, the death benefits set forth in Article VII of the Pension Plan and in Article VII of this Plan shall be ignored. If a Participant dies after the Commencement Date, but before his Annuity Starting Date under the Pension Plan, no benefit is payable under this Article VI.

     6.1 DEATH OF PARTICIPANT PRIOR TO ANNUITY STARTING DATE UNDER THE PENSION PLAN. This Section 6.1 applies if (i) a Participant dies while employed by the Company or a Subsidiary or (ii) a Participant dies after his Eligible Separation but prior to both his Commencement Date under this Plan and his Annuity Starting Date under the Pension Plan. The Participant's pre-retirement death benefits shall be paid in the same form and at the same time as the pre-retirement death benefits under the Pension Plan; in addition, his Beneficiary under the Nonqualified Plan shall be the same as his beneficiary under the Pension Plan. The amount of the pre-retirement death benefit from the Nonqualified Plan shall equal the excess, if any, of the Hypothetical Death Benefit (as defined below) over the amount of pre-retirement death benefits which are payable under the Pension Plan. The Hypothetical Death Benefit shall equal the amount of pre-retirement death benefit that would be payable from the Pension Plan (based on the form and commencement date elected) if Code Sections 401(a)(17) and 415 (and the Plan provisions implementing such Code Sections) did not apply, and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan. If a lump sum (rather than an annuity) is payable, such excess amount (as opposed to the Hypothetical Death Benefit) shall be calculated by
(i) converting the excess hypothetical Qualified Preretirement Survivor Annuity under Article V-A or V-B of the Pension Plan into a lump sum using the factors in Section 5.2(a)(i) and (ii), or (ii) multiplying the excess hypothetical Defined Lump Sum by 1.35 as set forth in Section 5.2(b), whichever is applicable.

     6.2 DEATH OF PARTICIPANT AFTER ANNUITY STARTING DATE UNDER THE PENSION PLAN BUT PRIOR TO COMMENCEMENT DATE UNDER THE NONQUALIFIED PLAN. This
Section 6.2 applies if a Participant dies after the Annuity Starting Date under the Pension Plan but prior to the Commencement Date under this Nonqualified Plan. In that case, the pre-retirement death benefits from the Nonqualified Plan shall automatically be paid as an immediate lump sum. The amount of such lump sum shall be calculated under Article V, as if the Participant did not die but had instead elected a lump sum benefit from the Nonqualified Plan payable on the date of his death. The pre-retirement lump sum death benefit under this Section shall be paid to the beneficiary of the survivor annuity under the Pension Plan. If no survivor annuity is payable under the Pension Plan (either due to the form of Pension Plan benefit elected or the fact that the beneficiary predeceases the Participant), then the pre-retirement lump sum death benefit under this Section shall be paid to the Participant's estate, or if there is no such estate to the person who would receive such benefit under the rules set forth in Section 5D.5(g) of the Pension Plan. After the date of death, no cost of living adjustments under Code Section 415 shall be made to the survivor annuity payable under the Pension Plan.

     6.3 NO ELECTION OF BENEFICIARY OR FORM OF PAYMENT. A Participant may not elect a Beneficiary or form of pre-retirement death benefit under this Nonqualified Plan. All pre-retirement death benefits shall be paid pursuant to Sections 6.1 through 6.3.

                                   ARTICLE VII

                             ANCILLARY DEATH BENEFITS


     7.1 ELIGIBILITY FOR DEATH BENEFITS. Any Participant who is eligible for death benefits under Article VII of the Pension Plan shall be a participant in the death benefit provisions of this Article VII, but only with respect to the Wages of such Participant on February 28, 1993. Any individual who became a Participant in the Pension Plan on or after March 1, 1993 shall not be entitled to any death benefits under this Article VII. Notwithstanding any provision of the Plan to the contrary, the death benefit payable under Article VII of the Pension Plan and Article VII of this Nonqualified Plan shall be ignored for purposes of calculating the benefits described in Articles III through VI and Article VIII of this Nonqualified Plan.

     7.2   AMOUNT OF DEATH BENEFITS.

           (a) Upon the payment of a death benefit under Article VII of the Pension Plan, the Participant shall also receive a death benefit under this Nonqualified Plan at the same time. The amount of this death benefit shall equal the excess, if any, of the Hypothetical Death Benefit (as defined below) over the amount of death benefits which are payable pursuant to
Article VII of the Pension Plan.

           (b) The Hypothetical Death Benefit shall equal the death benefit that would be payable under Article VII of the Pension Plan if Code Sections 401(a)(17) and

415 (and the Plan provisions implementing such Code Sections) did not apply, and Wages under the Nonqualified Plan were substituted for wages under the Pension Plan. In addition, in the case of a Participant entitled to a death benefit pursuant to Section 7.1 of the Pension Plan, the Hypothetical Death Benefit shall be calculated without regard to the $50,000 limitation in
Section 7.1(a) of the Pension Plan and the benefit payable from this Nonqualified Plan shall be reduced by any amount payable pursuant to Section 7.1(c) of the Pension Plan by a Participating Company or pursuant to any insurance policy described therein.

           (c) This subsection (c) applies only if a death benefit is payable pursuant to Section 7.3(c) of the Pension Plan and the Participant is married on his First Starting Date. In that case, the lump sum paid to the Participant from this Plan under Article VII shall be the greater of the amount set forth in Section 7.2(a) and the Special Death Benefit, as described below. First, a Special Hypothetical Death Benefit shall be calculated; it shall equal the Hypothetical Death Benefit described in
Section 7.2(b) except that it shall be calculated based on the assumptions set forth in Section 5.2 of the Nonqualified Plan (with the spouse's mortality based on the 1983 Group Annuity Mortality Table, weighted 20% for males and 80% for females) and using the actual age of the Participant and the Participant's spouse instead of the actuarial assumptions set forth in the Section 7.3(c) of the Pension Plan and Appendix L of the Pension Plan. Second, the ratio of (i) the actual death benefit paid pursuant to Section 7.3(c) of the Pension Plan (after the application of subsection (e), if applicable) to (ii) the Hypothetical Death Benefit calculated pursuant to
Section 7.2(b), shall be calculated and expressed as a percentage. Finally, the Special Death Benefit shall equal the Special Hypothetical Death Benefit multiplied by a percentage equal to 1 minus the percentage calculated in the preceding sentence.

           (d) Notwithstanding the foregoing, in the case of a Participant whose Eligible Separation occurred before July 1, 1998, who received his benefit under the Pension Plan in the form of a lump sum and is receiving his benefit under this Nonqualified Plan in a form other than a lump sum, Section 7.2(a)-(c) shall not apply and the death benefit under this Article VII shall be paid at death if the Participant is survived by a beneficiary as defined in Article VII of the Pension Plan. The amount of such benefit shall be calculated in the following manner:

               (i) The ratio of (A) the death benefit paid under Article VII of the Pension Plan (after the application of sub-section (e) below, if applicable), to (B) the Hypothetical Death Benefit, determined in accordance with Section 7.2(b), shall be calculated and expressed as a percentage.

               (ii) The death benefit payable under this Nonqualified Plan shall equal the Hypothetical Death Benefit, determined under Section 7.2(b) (assuming the Pension Plan death benefit was paid at death rather than Eligible Separation), multiplied by a percentage equal to 1 minus the percentage calculated in paragraph (i) above.

           (e) For purposes of sub-sections (c) and (d) above, if the Pension Plan benefit is limited by the application of Code Section 415, it shall be assumed that the retirement benefit portion of the Pension Plan benefit is paid prior to the death benefit portion under Article VII of the Pension Plan benefit so that the death benefit portion under Article VII is limited first.

     7.3 METHOD OF PAYMENT. The death benefits payable under Section 7.2 shall be paid in a lump sum. Except in the case of a death benefit payable to the Participant (i.e., the Participant is entitled to a death benefit pursuant to Section 7.3(c) of the Pension Plan), the death benefit hereunder shall be payable to the beneficiaries who receive such death benefit (or, if Section 7.2(d) applies, would have received such benefit) pursuant to Sections 7.4 and 7.5 of the Pension Plan; such payment shall be made within 180 days after the date that the Participant's death is reported to the Administrator.

     7.4 CLAIMS. All claims for death benefits must be made within one year of the death on which the claim is based. If notice of the existence of a spouse, child or other dependent relative of a deceased Participant or pensioner is not given to the Administrator within one year after the Participant's or pensioner's death, the Administrator shall not be required to recognize any claim made by or in behalf of any such person.

                                   ARTICLE VIII

                               DISABILITY BENEFITS


     8.1 ELIGIBILITY FOR DISABILITY BENEFIT. A Participant who is entitled to a disability benefit under Appendix H of the Pension Plan shall also be entitled to a disability pension under this Nonqualified Plan. Notwithstanding any provision of the Plan to the contrary, the disability pension payable under the Pension Plan and under this Nonqualified Plan shall be ignored for purposes of calculating the benefits and death benefits described in Articles III through VII of this Nonqualified Plan.

     8.2 AMOUNT OF DISABILITY BENEFIT. The amount of the disability payable hereunder shall be the excess of (x) the Hypothetical Disability Pension over (y) the sum of (i) actual amount of disability pension payable under Appendix H of the Pension Plan, including any amount paid by the Company or Participating Company pursuant to Section 3.4 of Appendix H of the Pension Plan and (ii) any long term disability benefit paid through a Company-provided plan or policy, including insurance or otherwise. The Hypothetical Disability Pension equals the disability pension that would be paid under Appendix H of the Pension Plan if Code Sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply.

     8.3 METHOD OF PAYMENT. The disability payable hereunder shall be paid at the same time and in the same form as the disability pension under Appendix H of the Pension Plan is paid. Such disability pension under this Nonqualified Plan shall cease at the time the disability pension under Appendix H of the Pension Plan ceases.

                                    ARTICLE IX

                                  ADMINISTRATION


     9.1 ADMINISTRATOR RESPONSIBILITY. The Administrator shall have the administrative responsibilities set forth below:

           (a) The Administrator shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary to enable it to administer the Nonqualified Plan, except for powers herein granted or provided to be granted to others.

           (b) The Administrator shall have the full and complete power to interpret the terms of this Nonqualified Plan, to determine the eligibility of Employees to participate in this Nonqualified Plan and to determine the amount of benefits payable to any Participant. The Administrator shall also have full and complete power to determine the benefit payable if the specific facts applicable to the Participant or his beneficiary are not addressed in this document; such determination shall be made, by the Administrator in its sole discretion, on a basis reasonably consistent with the purpose of, and principles in, this Plan. In general, subject to the different actuarial assumptions in this Plan and the Pension Plan, the Administrator shall calculate benefits under this Plan so that the sum of the aggregate benefits from this Plan and the Pension Plan do not exceed the aggregate benefits that would be paid under the Pension Plan if Code Sections 401(a)(17) and 415 (and the Plan provisions implementing such Code sections) did not apply and Compensation under the Nonqualified Plan were substituted for compensation under the Pension Plan.

     9.2 CLAIMS PROCEDURE. The review and appeal procedure for a Participant who has a claim under the Nonqualified Plan shall be the same procedures set forth in Section 13.2 of the Pension Plan; Sections 13.2(a)-(d) are hereby incorporated by reference (substituting the Administrator under this Plan for the Committee under the Pension Plan).

     9.3 REVIEW OF ADMINISTRATOR DECISIONS. The Administrator shall determine conclusively for all parties all questions arising in the administration of the Nonqualified Plan, and any decision of the Administrator shall not be subject to further review, except as required by applicable law.

     9.4 DELEGATION OF RESPONSIBILITIES. The Administrator may delegate responsibilities for the operation and administration of the Nonqualified Plan consistent with the Nonqualified Plan's terms, including delegation of responsibilities to Participating Companies. The Administrator may designate in writing other persons to carry out its responsibilities under the Nonqualified Plan, and may employ persons to advise it with regard to any such responsibilities.

     9.5 OTHER PROVISIONS. The expenses of the Administrator shall be borne by the Company. The Administrator shall be the agent of the Plan for service of legal process.

                                     ARTICLE X

                                 GENERAL PROVISIONS


     10.1  RIGHTS TO BENEFIT,

           (a) The Participant, spouse or beneficiary of the Participant, shall have no right to any benefit under this Nonqualified Plan except as may be provided by the Participating Company employing the Participant. Where a Participant's Term of Employment has included service with more than one Participating Company, the last such Participating Company to employ him prior to his termination of employment shall be solely responsible for the full benefit under this Plan. No Participant, spouse or Beneficiary shall have any claim or interest in (i) the assets of the Participating Company liable for the payments prior to the time such assets are payable to such person under the terms of this Nonqualified Plan or (ii) the assets of any other Participating Company at any time. However, if the Company establishes a "rabbi trust" with respect to this Plan, the Participating Company shall have no obligation to pay any benefits under this Nonqualified Plan to the extent such benefits are paid from such trust.

           (b) In circumstances specified in Section 10.3 below, benefits previously awarded may be discontinued in the sole discretion of the Participating Company or the Administrator.

           (c) In addition to the other prerequisites for a benefit set forth herein, an individual, or his surviving spouse or beneficiary, as applicable, shall only be eligible for a benefit if the individual is a Participant at the time of Eligible Separation.

     10.2 SOURCE OF PAYMENTS. Except as set forth in Sections 10.1(a) or 10.10(a)(iii), nothing contained in this Nonqualified Plan or any action taken pursuant to the provisions of this Nonqualified Plan shall create or be construed to create a trust of any kind. Nothing contained in this Nonqualified Plan or any action taken pursuant to the provisions of this Nonqualified Plan shall create or be construed to create a fiduciary relationship between the Company (or any Participating Company) and any Participant, his beneficiary or any other person. The Nonqualified Plan is intended to be "unfunded" for purposes of the Code and ERISA and shall be interpreted and administered in a manner consistent with this intention. To the extent that any person acquires a right to receive payments under this Nonqualified Plan, such right shall be no greater than the right of any unsecured general creditor of the Participating Company that owes the payment, as set forth in Section 10.1.

     10.3 FORFEITURE OF BENEFITS. All benefits for which a Participant would be otherwise eligible hereunder may, at the sole discretion of the Administrator, be forfeited under any of the following circumstances:

           (a) The Participant discloses "confidential information," except under circumstances where the Company or a court of competent jurisdiction has approved or required such disclosure. For purposes of this Section 10.3(a), "confidential information" means and includes, without limitation, any confidential, legal, financial, marketing, business, technical, or other information, including specifically but not exclusively, information that the Participant prepared, caused to be prepared, or received in connection with the Participant's employment with the Company (or its Subsidiaries), such as, management and business plans, business strategies, software, software evaluations, trade secrets, personnel information, marketing methods and techniques, and any of the above-recited information as it relates to the Company (or its Subsidiaries) that shall have been obtained and/or learned during his or her employment and that shall not be public knowledge. This definition does not apply to (i) information or knowledge that already is or subsequently may come into the public domain after the termination of employment other than by way of unauthorized disclosure by the Participant,
(ii) information or knowledge that the Participant is required to disclose by order of a court or governmental agency after the Participant provides advance notice to the Company (or its Subsidiaries) at least ten (10) calendar days prior to such disclosure (or, if the Participant is so required to make such disclosure within less than ten (10) calendar days of receipt of such an order, after the Participant provides timely advance notice to the Company (or its Subsidiaries)) to allow the Company (or its Subsidiaries) to take legal action with respect to the matter, or (iii) information that the Participant learns from a third party not known by the Participant, after due inquiry, to be under a confidentiality agreement with the Company (or its Subsidiaries).

           (b) Determination by the Board of a Participating Company in its sole discretion that a Participant is engaged in misconduct in connection with his employment with such Participating Company.

           (c) The Participant, without the consent of his employing Participating Company or the Participating Company paying him a benefit hereunder, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with the Company or one of its Subsidiaries or with any business in which the Company or one of its Subsidiaries has a substantial interest (other than as a shareholder with a non-substantial interest in such business) as determined by the board of such Participating Company.

     10.4 ASSIGNMENT OR ALIENATION. The benefits under this Nonqualified Plan shall not be subject to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge by any Participant, spouse or beneficiary, and any attempt to do so shall be null and void.

     10.5 DETERMINATION OF ELIGIBILITY. In all questions relating to eligibility for any benefit hereunder, or relating to Term of Employment and rates of pay for determining benefits, the decision of the Administrator, based upon this Nonqualified Plan and upon the records of the Participating Company last employing such individual, and insofar as permitted by applicable law, shall be final.

     10.6 PAYMENTS TO OTHERS. If any person entitled to a payment under the Nonqualified Plan is a minor, or if the Administrator determines that any such person is incapacitated by reason of physical or mental disability, whether or not legally adjudicated an incompetent, the Administrator shall have the power to cause the payments becoming due to such person to be made to another for his benefit without responsibility of the Administrator to see to the application of such payments. Payments made pursuant to such power shall operate as a complete discharge of the Nonqualified Plan, the Company and the Administrator.

     10.7 NO GUARANTEE OF EMPLOYMENT. Nothing contained herein shall be construed as conferring upon the Participant the right to continue in the employ of the Company or any Participating Company as an executive or in any other capacity.

     10.8 NATURE OF BENEFITS. Any benefits payable under this Nonqualified Plan shall not be deemed to be salary or other compensation to the employee for the purpose of computing benefits to which he may be entitled under any pension plan or other arrangement of the Company or any Participating Company for the benefit of its employees.

     10.9 PLAN AMENDMENT AND TERMINATION. The Company, through resolution of the Administrator, retains the right to make amendments to the Nonqualified Plan in its sole and absolute discretion, except that the Administrator may not make any amendment which would affect the level of benefits under the Nonqualified Plan. The Company, through resolution of the Human Resources Committee of the Board of Directors, retains the right to make amendments to the Nonqualified Plan which would affect the level of benefits under the Nonqualified Plan and to terminate the Nonqualified Plan in whole or in part in its sole and absolute discretion. Each Participating Company retains the right to withdraw from this Nonqualified Plan, at any time, for any reason, with or without notice. Upon termination of the Nonqualified Plan, payments shall be made to Participants and their beneficiaries as they become due under the terms of the Nonqualified Plan, but no participant shall accrue any additional benefits after the effective date of the termination. In order to determine a Participant's benefit, (i) following the effective date of termination of this Nonqualified Plan there shall be no increases in any Participant's Nonqualified Plan Hypothetical Benefit or Pension Plan Hypothetical Benefit (or Hypothetical Death Benefit) and (ii) the Pension Percentage shall equal the percentage (not in excess of 100 percent) obtained by comparing the actual Pension Plan payment (as set forth in Section 4.1(b)(i)), including any accruals earned after the date of this Plan's termination, to the Pension Plan Hypothetical Benefit, as modified by the preceding clause (i).

     10.10 CHANGE IN CONTROL.

           (a) Upon a "Change in Control" of the Company, as defined in the Company's Executive Deferred Compensation Plan, the following provisions shall be applicable:

               (i) Each Participant in this Nonqualified Plan may elect, no later than thirty days after the Change in Control, to receive (within sixty days after the Change in Control) a single lump sum payment equal to 94 percent of the present value of his benefits under this Nonqualified Plan (as set forth in subsection (b)) as of the date of the Change in Control. A Participant making such election shall permanently forfeit the remaining six percent of the present value of his benefits under this Nonqualified Plan (as set forth in subsection (b)) as of the date of the Change in Control and the Company shall have no further liability to the Participant with respect to benefits accrued under this Nonqualified Plan for periods prior to the Change in Control.

               (ii) Without the written consent of each affected Participant, this Nonqualified Plan may not be amended during the period commencing on the date of the Change in Control and ending three years thereafter in any way that would cause a Participant to receive lower benefits under this Nonqualified Plan than he would have received if such amendment had not been made.

               (iii) The Company has established an irrevocable "rabbi trust" that may provide a source of funds to satisfy the Company's liability under this Nonqualified Plan. Upon a Change in Control, the Company shall transfer to the trustee of such trust an amount equal to the present value of all benefits under this Nonqualified Plan as of the date of the Change in Control. The trustee shall be a bank or other entity that may be granted corporate trustee powers under applicable law. The Company shall have no obligation to pay any benefits under this Nonqualified Plan to the extent such benefits are paid from such trust.

           (b) For purposes of this Section 10.10, the present value of the benefits under the Plan shall be determined as follows:

               (i) In the case of a Participant or Beneficiary receiving benefits under this Plan, the present value of the remaining benefits payable in the future shall be calculated using the assumptions set forth in Section 5.2.

               (ii) In the case of any other Participant, the present value shall be that lump sum payment which would be made under this Plan if the Participant terminated employment on the date of the Change in Control and elected a Commencement Date on the next day. For purposes of the preceding sentence, if the Participant's Annuity Starting Date under the Pension Plan is more than sixty (60) days after the date of the Change in Control, the Participant's benefits under this Nonqualified Plan shall be calculated as if the Participant elected a single life annuity under the Pension Plan (if the Participant is not married on the Plan termination date) or a 50% joint and survivor annuity under the Pension Plan (if the Participant is married on the Plan termination date), in each case commencing at age 65 or the date of the Change in Control, whichever produces the lower Nonqualified Percentage, based on the Code Section 415 limits in effect on the date of the Change in Control.

           (c) Notwithstanding the foregoing, a Participant in this Nonqualified Plan who is not a Vested Participant under the Pension Plan at the time of the Change in Control shall be treated under this Nonqualified Plan (but not under the Pension Plan) as if he were a Vested Participant under both this Nonqualified Plan and the Pension Plan with respect to benefits accrued as of the Change in Control, with the result that the Participant shall receive:

               (i)  (A) if the Participant makes the election described in
Section 10.10(a)(i), the amount provided under that Section to be paid within sixty days following the Change in Control; or (B) if the Participant does not make such election and is still not a Vested Participant under the Pension Plan at the time of his Eligible Separation, a lump sum to be paid within sixty days following his Eligible Separation equal to the amount that would be payable under this Nonqualified Plan if the Participant were a Vested Participant under the Pension Plan, had an Eligible Separation on the date of the Change in Control, and elected payment under this Nonqualified Plan in the form of a lump sum (for this purpose, the Pension Percentage shall be calculated in accordance with the second sentence of Section 10.10(b)(ii)), plus interest on such amount at the rate set forth in Section 5.3(b) from the date which is 60 days after the date of the Change in Control to the date of payment; and

               (ii) within sixty days following the end of the Plan Year in which his Eligible Separation occurs, an additional lump sum equal to the lump sum that would have been payable under the Pension Plan as if he were vested and incurred an Eligible Separation as of the date of the Change in Control, plus interest on such amount at the rate set forth in Section 5.3(b) from the date which is 60 days after the date of the Change in Control to the date of payment, provided that no payment shall be made pursuant to this clause (ii) if the Participant is a Vested Participant under the Pension Plan at the end of the year in which his Eligible Separation occurs.

If the Participant does not make the election described in Section 10.10(a)(i) and is a Vested Participant under the Pension Plan at the time of his Eligible Separation, the benefits otherwise payable under this Plan shall be paid; no special rules apply. This Section 10.10(c) shall not affect the determination of the Participant's benefit under the Pension Plan.

           (d) If benefits under this Plan are paid to a Participant either because the Participant makes the election described in Section 10.10(a)(i) or because the Participant receives benefits after an Eligible Separation pursuant to Section 10.10(c) (the amount of such benefits shall be the "First Payment"), and the Participant subsequently becomes entitled to additional benefits under this Nonqualified Plan (either because he continues to be employed or is later reemployed) (a "Second Payment"), the following rules shall apply:

               (i) If the Participant elects to receive the Second Payment in the form of an immediate lump sum or Installments, such lump sum benefit (or the initial account balance under Section 5.7(a), if Installments are elected) shall equal: (A) the amount of the lump sum benefit to which the Participant would have been entitled under this Plan had the First Payment not been made; reduced by (B) an amount equal to the sum of the First Payment and, if applicable, the amount forfeited under
Section 10.10(a)(i) increased with interest on such sum at the rate set forth in Section 5.3(b) credited annually from the date of the First Payment to the date of the Second Payment. If the lump sum or Installments are deferred, such net amount shall be increased with interest in accordance with Section 5.3(b).

               (ii) If the Participant elects to receive the Second Payment in a form other than a lump sum or Installments, the Participant's monthly benefit shall equal the amount determined under the following formula:

                         C x (1 - B/A)

where: C is the amount of the monthly benefit to which the Participant would have been entitled under this Plan in the form elected by the Participant had the First Payment not been made; and A and B are defined in accordance with the preceding paragraph (i).

               (iii) If the Participant received a payment pursuant to
Section 10.10(c)(ii), then for purposes of the preceding paragraphs (i) and
(ii), B shall equal the sum of the amount set forth in clause (B) of Section 10.10(d)(i) plus the lump sum made pursuant to Section 10.10(c)(ii), increased with interest at the rate set forth in Section 5.3(b) credited annually from the date of such payment to the date of the Second Payment.

           (e) Notwithstanding the foregoing, no benefits shall be paid pursuant to this Section 10.10 unless the Participant acknowledges that he will not be entitled to any cost-of-living adjustments provided under Code
Section 415 under the Pension Plan after the earlier of the Change in Control or the Participant's Eligible Separation.

     10.11 GENDER AND NUMBER. Whenever used herein, words in any gender shall be deemed to include the other genders, and the singular shall be deemed to include the plural and vice versa, unless the context expressly indicates otherwise.

     10.12 GOVERNING LAW. This Nonqualified Plan shall be construed and enforced in accordance the laws of the State of Colorado, except to the extent preempted by Federal law.

Dated:  __________, 1998

                                   MEDIAONE GROUP, INC.


                                   By
                                      -----------------------------------
                                   Its
                                      -----------------------------------